EXHIBIT 99.2

REPORT ON FORM 8K

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 25, 2006

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ELDERWATCH, INC.

(Name of Small Business issuer in its charter)

                   FLORIDA                                    000-51249               65-0891381

     (State or other jurisdiction of            (Commission File No.)    (IRS Employer

      incorporation or organization)                                                 Identification No.)

11731 Briarwood Circle, #1, Boynton Beach, FL 33437

(Address of principal executive offices)

(561) 740-0103

(Registrant’s telephone number)

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 Item 8 01. Other Events

On  March 25, 2006 the Board of Directors of the registrant passed unanimously a resolution authorizing a forward split of the issued and outstanding shares on a five to one (3 – 2) basis bringing the total common shares issued and outstanding to 7,837,500.

In another resolution passed at the same meeting, Mr. Brant E. Hodyno, Esquire, JD, L.L.M was appointed to the Board of Directors to serve until the next annual meeting of the Registrant and was elected by the Board to serve as Secretary Treasurer and Chief Accounting Officer.

A copy of the minutes of the meeting is including in this document as Exhibit 99.1

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBITS

99.1

March 25, 2006  Minutes of The Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 27, 2006

Elderwatch, Inc.

/s/ Allan Weiss

    Allan Weiss, President

/s/ Brant E. Hodyno

     Brant E. Hodyno, Secretary/Treasurer

Exhibit 99.1

Board of Directors Minutes

MINUTES OF THE BOARD OF DIRECTORS

OF

ELDERWATCH, INC.

March 26, 2006

A telephone meeting of the Board of Directors of Elderwatch Inc. (the “Corporation”), was held on March 26, 2006 at 11:00 a.m. Eastern Standard Time.

Directors participating in the meeting were:

Allan Weiss

President, CEO and Director

The Board unanimously resolved the following:

RESOLVED:

that the Board take all necessary steps to achieve a forward split of the corporation’s issued and outstanding common stock on  a three to two (3 – 2) basis.

RESOLVED:

That Brant E. Hodyno, Esq., JD, L.L.M of New York City be appointed to the Board of Directors to serve until the next annual meeting and is herby elected Secretary/Treasurer of the corporation and its Chief Accounting Officer.

There being no further business, the meeting was adjourned.

/s/ Brant E. Hodyno

/s/ Allan Weiss

     Brant E. Hodyno, Secretary

     Allan Weiss, Chairman of the Board